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                                                                  Exhibit 23.3

                                                                 29 October 1997


Board of Directors
Peak International Limit


Re: CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 29 October 1997 relating to the consolidated financial statements of Peak International Limited for each of the two years ended March 31, 1995 and 1996, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Binder

BDO Binder
Hong Kong